Exhibit 99.1

PRESS RELEASE

Open Text Acquires Hummingbird

Waterloo, ON, October 2, 2006 – Open Text™ Corporation (NASDAQ:OTEX, TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, and Hummingbird Ltd. (NASDAQ:HUMC, TSX:HUM) today announced that they have closed the transaction pursuant to which all of Hummingbird’s common shares were acquired by a wholly-owned subsidiary of Open Text.

Open Text, through its wholly owned subsidiary 6575064 Canada Inc. acquired all of the issued and outstanding common shares of Hummingbird at a cash price of US$27.85 per common share which, together with the 764,850 common shares of Hummingbird owned by Open Text prior to the transaction, represent all of the issued and outstanding shares of Hummingbird. The transaction is valued at approximately US$489 million and was previously announced by Open Text on August 4, 2006.

The transaction was completed pursuant to a plan of arrangement under section 192 of the Canada Business Corporations Act and an arrangement agreement made as of August 4, 2006, which was amended on September 19, 2006, among 6575064 Canada Inc., Open Text and Hummingbird.

Under the plan of arrangement Hummingbird’s shareholders are entitled to receive US$27.85 in cash for each Hummingbird common share. It is expected that Hummingbird’s common shares will be delisted from the Toronto Stock Exchange and will cease to trade on the NASDAQ after the close of business on October 2, 2006.

The transaction was financed using approximately $58 million of Hummingbird’s cash, $25 million of Open Text’s cash and by borrowing US$390 million by way of a term loan under new US$465 million senior secured revolving and term credit facilities. This credit facility was made available to Open Text and certain of its subsidiaries, and arranged and agented, by a Schedule 1 Canadian chartered bank. The US$75 million committed revolving term credit facility replaces a smaller revolving credit facility which has been terminated. The US dollar term loan contains floating and fixed interest rate options, may be prepaid and has a 7 year term. The multi-currency revolving credit facility also contains floating and fixed interest rate options, contains a letter of credit subfacility and has a 5 year term.

About Open Text

Open Text™ is a leading provider of Enterprise Content Management (ECM) solutions that bring together people, processes and information in global organizations. Today, the company supports approximately 20 million seats across 13,000 deployments in 114 countries and 12 languages worldwide. For more information on Open Text, go to: www.opentext.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Livelink and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2006. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Copyright (C) 2006 by Open Text Corporation. LIVELINK and OPEN TEXT are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

For more information, please contact

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Anne Marie K. Schwartz

Director, Investor Relations

Open Text Corporation

+1-617-378-3369

aschwartz@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com